Exhibit 10.2

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement is made and entered into as of September 7, 2016 (this “Agreement”) by and between Lewis C. Pell, an individual (the “Holder”), and Cogentix Medical, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company has issued and sold to the Holder the convertible promissory notes set forth on Exhibit A attached hereto (the “Notes”).

WHEREAS, the Company has issued to the Holder the warrants set forth on Exhibit B attached hereto (the “Warrants”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has entered into a securities purchase agreement, dated as of even date herewith (the “Purchase Agreement”), with Accelmed Growth Partners, L.P., a Cayman Island exempted partnership.

WHEREAS, effective as of immediately prior to the satisfaction (or waiver, if applicable) of the other conditions to closing described in Sections 6 and 7 of the Purchase Agreement (the “Effective Time”), the parties desire, on the terms and subject to the conditions set forth herein, to (i) exchange the entire outstanding principal amount of, and all accrued interest on, the Notes for shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), and (ii) cancel the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Exchange of Notes.  Effective as of the Effective Time, the entire outstanding principal amount of, and accrued interest on, the Notes shall be exchanged for shares of Common Stock (the “Shares”), at a price per share of $1.67 (rounded up to the nearest number of whole shares), in full satisfaction of all obligations of the Company under the Notes, and in consideration of the satisfaction of all amounts for principal, interest or otherwise owing under the Notes, the Company shall issue and deliver the Shares registered in the name of Holder. Promptly following the Effective Time, the Holder shall deliver the originally executed Notes for cancellation by the Company, or, if any such Note has been lost, stolen or destroyed, then in lieu of such Note, the Holder shall deliver an affidavit of loss, theft or destruction and an agreement of indemnification in form and substance satisfactory to the Company; provided, that notwithstanding any failure of the Holder to so deliver the Notes or such affidavit, the Notes shall, upon issuance of the Shares to the Holder as contemplated hereby, be deemed fully satisfied and of no further force and effect.

2.     Cancellation of Warrants. Effective as of the Effective Time, the Warrants shall be cancelled and of no further force and effect.

3.     Mutual Representations.  Each party to this Agreement hereby represents and warrants to the other party as follows:

a.	Power.Such party, if an entity, has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Such party, if an individual, has the legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

b.	Authorization. All corporate or similar action, as applicable on the part of such party, necessary for the authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby have been taken. This Agreement has been duly executed by such party and constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with its term.

c.	Independent Advice. Such party has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and its decision to execute this Agreement is not based on any reliance upon the advice of the other party or its representatives. In addition, in executing this Agreement such party has completely read this Agreement and such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

4.     Additional Representations. The Holder hereby represents and warrants to the Company as follows:

a.	Notes and Warrants. The Holder is the record and beneficial owner of the Notes and the Warrants, free and clear of all liens, claims and encumbrances. The Holder has not directly or indirectly sold, transferred, conveyed or otherwise disposed of all or any portion of the Notes or Warrants, or agreed to effect any of the foregoing.

b.	Investment Experience. The Holder is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Shares. The Holder has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the shares of Common Stock.

c.	Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501(a) and (g) under the Securities Act of 1933, as amended.

d.	Purchase for Own Account. The Holder is acquiring the Shares solely for his own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. By executing this Agreement, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

e.	Restricted Shares. The Holder acknowledges and agrees that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom. The Holder is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

5.     Taxation.  The conversion of the Holder’s Notes as described herein will be treated as a taxable transaction to the parties for U.S. federal income tax purposes, and each party will treat the conversion as described in this Section 5, except as otherwise required by applicable law.

6.     Miscellaneous.

a.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the principal of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of Delaware.

b.	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

c.	Counterparts. This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

d.	Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

e.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

f.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

g.	Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended, except in a written instrument signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

h.	Fees. In the event any party hereto fails to perform any of its obligations under this Agreement or the transactions contemplated hereby or in the event a dispute arises concerning the meaning or interpretation of any provision in this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including court costs and reasonable attorneys’ fees.

i.	This Agreement is shall be deemed of no force or effect, ab initio, if the Purchase Agreement is terminated for any reason.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of Holder and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

COGENTIX MEDICAL, INC.

By:
Name:
Title:

HOLDER:

LEWIS C. PELL

Lewis C. Pell

[Signature Page to Note Exchange Agreement]

EXHIBIT A

Notes

1.	Convertible Promissory Note, dated as of September 19, 2012, made by the Company in favor of the Holder, as amended on December 21, 2014 (in the principal amount of $20 million)

2.	Convertible Promissory Note, dated as of September 25, 2013, made by the Company in favor of the Holder, as amended on December 21, 2014 (in the principal amount of $3.5 million)

3.	Convertible Promissory Note, dated as of June 16, 2014, made by the Company in favor of the Holder, as amended on December 21, 2014 (in the principal amount of $4.990 million)

EXHIBIT B

Warrants

1.
Common Stock Purchase Warrant, dated as of November 9, 2009, issued by the Company to the Holder for the purchase of up to 272,727 shares of Common Stock (now 54,545 shares of Common Stock as adjusted for the 5-to-1 reverse stock split effected on March 31, 2015)

2.	Common Stock Purchase Warrant, dated as of November 9, 2009, issued by the Company to the Holder for the purchase of up to 378,788 shares of Common Stock (now 75,758 shares of Common Stock as adjusted for the 5-to-1 reverse stock split effected on March 31, 2015)

3.	Common Stock Purchase Warrant, dated as of September 30, 2011, issued by the Company to the Holder for the purchase of up to 1,229,105 shares of Common Stock (now 245,821 shares of Common Stock as adjusted for the 5-to-1 reverse stock split effected on March 31, 2015)